SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: MAY 3, 2005
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-16725                42-1520346
(State or other jurisdiction    (Commission file number)    (I.R.S. Employer
      of incorporation)                                   Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 7.01         REGULATION FD DISCLOSURE

At its quarterly earnings call on May 3, 2005, J. Barry Griswell, Chairman and CEO of Principal Financial Group, Inc. (NYSE: PFG), reaffirmed the Company's operating earnings estimates of $2.60 to $2.72 per diluted share for 2005, guidance originally announced on November 1, 2004. The Company is also reaffirming 2005 net income guidance of $2.43 to $2.55 per diluted share. 2005 operating earnings per diluted share and net income per diluted share expectations are based on certain assumptions, including domestic equity market performance improvement of roughly 2 percent per quarter for the remainder of the year. Net income per diluted share expectations for 2005 also include an estimated $50 million for net realized/unrealized capital losses.

While the Company's policy is not to provide quarterly updates to full year earnings per share or net income per share expectations as the year progresses, the Company may revisit guidance to ensure clarity if events or changes in the environment occur during the year. Please see the Company's earnings release dated November 1, 2004, filed with the Securities and Exchange Commission on Form 8-K on November 2, 2004, for the complete text of the initial announcement of the Company's outlook for 2005.



                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     PRINCIPAL FINANCIAL GROUP, INC.


                                     By:   /S/ MICHAEL H. GERSIE
                                           -------------------------------------
                                     Name:  Michael H. Gersie
                                     Title: Executive Vice President and Chief
                                            Financial Officer

Date:    May 3, 2005


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